Exhibit 99.1

BETTER TOGETHER ($ M ) 1 MDC 2020 Actual Stagwe ll 2020 Actual REVENUE: $888 NET REV: $633 ADJ. EBITDA: $143 COUNTRIES: 20 EMPLOYEES: 3,865 GAAP REV: $1,199 NET REV: $1,023 ADJ. EBITDA: $177 COUNTRIES: 14 EMPLOYEES: 4,900 2021 PF Projections MDC 2021 Est. GAAP REVENUE: $1,305 - 1,330 ADJ. EBITDA: $200 - 210 GAAP REVENUE: $2,135 - 2,180 ADJ. EBITDA 1 : $372 - 387 Stagwell financial information presented herein is based on Stagwell

’s press release dated March 9, 2021 and Stagwell’s audited financial statements contained in the Proxy Statement/Prospectus. Stagwell 2021 projections provided b y Stagwell Management. The Company has excluded a quantitative reconciliation with respect to the Company’s guidance under the “unreasonable efforts ” e xception in Item 10(e)(1)( i )(B) of Regulation S - K. 1 Assumes ~$30 million of cost savings. Does not include costs to achieve. Synergies expected to be fully realized by year 3.